IMMEDIATE RELEASE

TOWNSQUARE REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Greenwich, CT - March 13, 2017 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the fourth quarter and year ended December 31, 2016.

“In 2016, we delivered net revenue, net income and Adjusted EBITDA growth of 17%, 127% and 9%, respectively. On a pro forma basis, net revenue growth of 3.0% was driven by the strong performance of our local products and offerings within our Local Marketing Solutions segment, where pro forma net revenue increased 5.1% over the prior year,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “This year we focused on strengthening our balance sheet; through EBITDA growth and debt repayment we reduced net leverage from 5.5x at the start of the year, to 4.9x at year end.”

Fourth Quarter Highlights*
As compared to the fourth quarter of 2015 on an actual basis:
•Net revenue increased 5.8%
•Local Marketing Solutions net revenue increased 5.1%
•Entertainment net revenue increased 8.0%
•Net income increased 34.1%
•Adjusted EBITDA increased 18.1%
Diluted net income and diluted Adjusted Net Income Per Share were $0.12 and $0.19, respectively

Full Year Highlights*
As compared to the year ended December 31, 2015 on an actual basis:
•Net revenue increased 17.1%
•Net income increased 127.3%
•Adjusted EBITDA increased 9.0%
As compared to the year ended December 31, 2015 on a pro forma basis:
•Net revenue increased 3.0%
•Local Marketing Solutions net revenue increased 5.1%
•Entertainment net revenue decreased 0.9%
•Net income increased 145.5%
•Adjusted EBITDA increased 4.1%
Diluted net income and diluted Adjusted Net Income Per Share were $0.85 and $1.03, respectively

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers. Prior to the second quarter of 2016, the Company reported its results in two reportable segments, Local Advertising and Live Events, and reported the remainder of its business in its Other Media and Entertainment category. The prior Local Advertising segment, together with the Company’s digital marketing and e-commerce solutions, which were previously part of the Other Media and Entertainment category, are now reported within Local Marketing Solutions. The Live Events segment, together with the Company’s national digital assets which were previously part of the Other Media and Entertainment category, are now reported within Entertainment.

Quarter Ended December 31, 2016 Compared to the Quarter Ended December 31, 2015

Net Revenue
Net revenue for the quarter ended December 31, 2016 increased $6.5 million, or 5.8%, to $119.5 million, as compared to $113.0 million in the same period last year. Local Marketing Solutions net revenue increased $4.4 million, or 5.1%, to $91.3 million and Entertainment net revenue increased $2.1 million, or 8.0%, to $28.2 million. Excluding political revenue, net revenue increased $3.0 million, or 2.7%, to $114.2 million and Local Marketing Solutions net revenue increased $0.9 million, or 1.1%, to $86.0 million.

Net Income
Net income for the quarter ended December 31, 2016 increased $0.8 million, or 34.1%, to $3.2 million, as compared to $2.4 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended December 31, 2016 increased $3.8 million, or 18.1%, to $24.9 million, as compared to $21.1 million in the same period last year.

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Net Revenue
Net revenue for the year ended December 31, 2016 increased $75.6 million, or 17.1%, to $516.9 million, as compared to $441.2 million last year. This was driven primarily by the net revenue contribution of North American Midway Entertainment ("NAME"), which was acquired on September 1, 2015. Local Marketing Solutions net revenue increased $15.5 million or 4.8%, to $342.2 million and Entertainment net revenue increased $60.1 million or 52.5%, to $174.7 million.

Pro forma net revenue increased $14.9 million, or 3.0%, to $516.9 million, as compared to $501.9 million in the same period last year. As used in this release, the term “pro forma” means pro forma for the acquisition of NAME and the divestiture of 43 of our towers on September 1, 2015. Local Marketing Solutions pro forma net revenue increased $16.5 million, or 5.1%, to $342.2 million and Entertainment pro forma net revenue decreased $1.6 million, or 0.9%, to $174.7 million. Excluding political revenue, pro forma net revenue increased $8.8 million, or 1.8%, to $507.8 million and Local Marketing Solutions pro forma net revenue increased $10.4 million, or 3.2%, to $333.2 million.

Net Income
Net income for the year ended December 31, 2016 increased $13.0 million, or 127.3%, to $23.3 million, as compared to $10.2 million in the same period last year.

Pro forma net income for the year ended December 31, 2016 increased $13.8 million, or 145.5%, to $23.3 million, compared to $9.5 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2016 increased $8.8 million, or 9.0%, to $106.8 million, as compared to $98.0 million in the same period last year.

Pro forma Adjusted EBITDA for the year ended December 31, 2016 increased $4.2 million, or 4.1%, to $106.8 million, compared to $102.6 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2016, we had a total of $51.5 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of December 31, 2016, we had $579.2 million of outstanding indebtedness, representing 5.4x and 4.9x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2016 of $106.8 million.

The table below presents a summary, as of March 10, 2017, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,783,725	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,420,226

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and full year 2016 financial results on Monday, March 13, 2017 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13653480. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through March 20, 2017. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13653480. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 312 radio stations and more than 325 local websites in 66 U.S. markets, a digital marketing solutions company serving approximately 10,700 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 50 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "believe," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, cancellation and (repurchase) of debt, transaction costs, stock-based compensation, net (gain) loss on sale of assets, impairment of FCC licenses, impairment on investment and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, impairment on investment, impairment of FCC licenses, one-time stock option repricing, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale of assets, cancellation and (repurchase) of debt, certain impairments and a one-time stock option repricing. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$51,540	$33,298
Accounts receivable, net of allowance of $1,433 and $2,114, respectively	59,642	60,143
Prepaid expenses and other current assets	11,445	9,766
Total current assets	122,627	103,207

Property and equipment, net	139,607	133,943
Intangible assets, net	513,915	517,979
Goodwill	292,953	292,953
Investments	4,313	5,049
Other assets	7,290	7,580
Total assets	$1,080,705	$1,060,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,602	$9,549
Current portion of long-term debt	6,901	171
Deferred revenue	17,213	17,496
Accrued expenses and other current liabilities	25,813	29,958
Accrued interest	4,622	4,910
Total current liabilities	65,151	62,084
Long-term debt, less current portion (net of deferred financing costs of $8,006 and $9,962, respectively)	564,315	588,657
Deferred tax liability	50,967	35,233
Other long-term liabilities	10,221	11,297
Total liabilities	690,654	697,271

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,735,690 and 9,946,354 shares issued and outstanding, respectively	137	100
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 and 4,894,480 shares issued and outstanding, respectively	17	49
Total common stock	184	179
Additional paid-in capital	365,434	361,186
Retained earnings	24,450	1,391
Accumulated other comprehensive (loss) income	(722)	44
Non-controlling interest	705	640
Total stockholders' equity	390,051	363,440
Total liabilities and stockholders’ equity	$1,080,705	$1,060,711

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Years Ended December 31,
	2016	2015	2014

Net revenue	$516,866	$441,222	$373,892

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	384,711	317,789	253,440
Depreciation and amortization	23,976	17,577	16,878
Corporate expenses	25,370	25,458	24,996
Stock-based compensation	4,253	4,278	37,739
Transaction costs	844	1,739	217
Impairment of FCC licenses	—	1,680	—
Net loss (gain) on sale of assets	282	(12,029)	90
Total operating costs and expenses	439,436	356,492	333,360
Operating income	77,430	84,730	40,532

Other expense (income):
Interest expense, net	34,072	35,979	46,502
Impairment on investment	4,236	—	—
(Repurchase) and cancellation of debt	(546)	30,305	—
Other (income) expense, net	(665)	276	111
Income (loss) before income taxes	40,333	18,170	(6,081)
Provision for income taxes	17,040	7,924	10,872
Net income (loss)	$23,293	$10,246	$(16,953)

Net income (loss) attributable to:
Controlling interests	$23,059	$9,830	$(17,372)
Non-controlling interests	234	416	419

Net income (loss) per share:
Basic	$1.28	$0.58	$(1.41)
Diluted	$0.85	$0.37	$(1.41)

Pro forma C Corporation data (unaudited):
Historical loss before income taxes			$(6,081)
Pro forma income tax benefit			(2,396)
Pro forma net loss			$(3,685)

Pro forma net loss per share:
Basic and diluted			$(0.31)

Weighted average shares outstanding:	Actual	Actual	Pro Forma
Basic	18,255	17,537	12,013
Diluted	27,313	27,724	12,013

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income (loss) attributable to:
Controlling interests	$23,059	$9,830	$(17,372)
Non-controlling interests	234	416	419
Net income (loss)	$23,293	$10,246	$(16,953)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	23,976	17,577	16,878
Amortization of deferred financing costs	1,579	1,720	3,161
Deferred income tax expense	15,889	7,737	10,507
Provision for doubtful accounts	1,921	1,170	1,903
Stock-based compensation expense	4,253	4,278	37,739
(Repurchase) and cancellation of debt	(546)	—	—
Non-cash interest expense	—	—	1,796
Amortization of bond premium	—	(424)	(1,695)
Write-off deferred financing costs	376	9,348	—
Write-off of bond premium	—	(6,779)	—
Impairment of FCC licenses	—	1,680	—
Impairment on investment	4,236	—	—
Net loss (gain) on sale of assets	282	(12,029)	90
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,806)	(2,015)	(6,757)
Prepaid expenses and other assets	(896)	(6,805)	1,747
Accounts payable	(2,463)	33	(2,086)
Accrued expenses	(4,931)	1,657	(941)
Accrued interest	(288)	(4,335)	(166)
Other long-term liabilities	(1,073)	2,884	39
Net cash provided by operating activities	59,802	25,943	45,262
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(2,160)	(76,213)	(26,076)
Acquisition of intangibles	(11)	(377)	(510)
Purchase of property and equipment	(20,926)	(14,724)	(13,531)
Proceeds from insurance settlement	451	450	—
Proceeds from sale of assets	1,678	19,087	408
Net cash used in investing activities	(20,968)	(71,777)	(39,709)
Cash flows from financing activities:
Proceeds from stock initial public offering and underwriters' overallotment shares	—	—	98,157
Offering costs	—	(92)	(3,219)
Underwriters' fees	—	—	(6,871)
Proceeds from stock offering and option exercises	—	72	—
Repayment of long-term debt	(19,375)	(553,552)	(123,746)
Proceeds from the issuance of long-term debt	—	620,000	10,000
Debt financing costs	—	(11,394)	(440)
Proceeds from sale of minority interest in subsidiary	50	—	—
Cash distributions to non-controlling interests	(219)	(444)	(468)
Repayments of capitalized obligations	(171)	(159)	(151)
Net cash (used in) provided by financing activities	(19,715)	54,431	(26,738)
Net effect of foreign currency exchange rate changes	(877)	239	—
Net increase (decrease) in cash	18,242	8,836	(21,185)
Cash:
Beginning of period	33,298	24,462	45,647
End of period	$51,540	$33,298	$24,462

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2016	2015	2014
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Payments to redeem long-term debt prior to contractual maturity	$—	$27,735	$—
Interest	32,371	38,978	43,361
Income taxes	1,878	622	446
Purchase obligations:
Capital lease	525	—	—
Barter transactions:
Barter revenue - included in net revenue	24,387	16,366	13,065
Barter expense - included in direct operating expenses	14,656	14,198	11,984
Equity issued in respect of acquisitions:
Common stock, WE Fest acquisition	—	—	1,246
Common stock, NAME acquisition	—	4,950	—
Allocation of business acquisition to non-controlling interest:
NAME	—	225	—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Year Ended December 31,
	2016	2015	2014
Statement of Operations Data:
Local Marketing Solutions net revenue	$342,191	$326,646	$318,658
Entertainment net revenue	174,675	114,576	55,234
Net revenue	516,866	441,222	373,892
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	223,286	212,110	202,789
Entertainment direct operating expenses	161,425	105,679	50,651
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	384,711	317,789	253,440
Depreciation and amortization	23,976	17,577	16,878
Corporate expenses	25,370	25,458	24,996
Stock-based compensation	4,253	4,278	37,739
Transaction costs	844	1,739	217
Impairment of FCC licenses	—	1,680	—
Net loss (gain) on sale of assets	282	(12,029)	90
Total operating costs and expenses	439,436	356,492	333,360
Operating income	77,430	84,730	40,532
Other expense (income):
Interest expense, net	34,072	35,979	46,502
Impairment on investment	4,236	—	—
(Repurchase) and cancellation of debt	(546)	30,305	—
Other (income) expense, net	(665)	276	111
Income (loss) before income taxes	40,333	18,170	(6,081)
Provision for income taxes	17,040	7,924	10,872
Net income (loss)	$23,293	$10,246	$(16,953)

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the years ended December 31, 2016, 2015 and 2014, respectively (dollars in thousands):

	Years Ended December 31,
	2016	2015	2014
Statement of Operations Data:
Local Marketing Solutions net revenue	$342,191	$325,685	$317,316
Entertainment net revenue	174,675	176,237	159,015
Net revenue	516,866	501,922	476,331
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	223,286	211,884	202,490
Entertainment direct operating expenses	161,425	162,020	140,584
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	$384,711	$373,904	$343,074

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income (Loss) for the years ended December 31, 2016, 2015 and 2014, respectively (dollars in thousands):

	Years Ended December 31,
	2016	2015	2014
Net income (loss)	$23,293	$10,246	$(16,953)
Provision for income taxes	17,040	7,924	10,872
Income (loss) before taxes	40,333	18,170	(6,081)
Transaction costs	844	1,739	217
Impairment of FCC licenses	—	1,680	—
Impairment on investment	4,236	—	—
Stock option repricing	3,435	—	—
Net loss (gain) on sale of assets	282	(12,029)	90
(Repurchase) and cancellation of debt	(546)	30,305	—
Adjusted income (loss) before taxes	48,584	39,865	(5,774)
Provision for income taxes	20,527	17,385	10,324
Adjusted Net Income (Loss)	$28,057	$22,480	$(16,098)

Adjusted Net Income (Loss) Per Share:
Basic	$1.54	$1.28	$(1.34)
Diluted	$1.03	$0.81	$(1.34)

Weighted average shares outstanding:	Actual	Actual	Pro Forma
Basic	18,255	17,537	12,013
Diluted	27,313	27,724	12,013

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the years ended December 31, 2016, 2015 and 2014, respectively (dollars in thousands):

	Actual
	Years Ended December 31,
	2016	2015	2014
Net income (loss)	$23,293	$10,246	$(16,953)
Provision for income taxes	17,040	7,924	10,872
Interest expense, net	34,072	35,979	46,502
Transaction costs	844	1,739	217
Depreciation and amortization	23,976	17,577	16,878
Stock-based compensation	4,253	4,278	37,739
Impairment of FCC licenses	—	1,680	—
Impairment on investment	4,236	—	—
(Repurchase) and cancellation of debt	(546)	30,305	—
Other(a)	(383)	(11,753)	201
Adjusted EBITDA	106,785	97,975	95,456
Net cash interest expense	(32,371)	(38,978)	(43,361)
Capital expenditures	(20,926)	(14,724)	(13,531)
Cash paid for taxes	(1,878)	(622)	(446)
Adjusted EBITDA Less Interest, Capex and Taxes	$51,610	$43,651	$38,118
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the years ended December 31, 2016, 2015 and 2014, respectively (dollars in thousands):

	Pro Forma
	Years Ended December 31,
	2016	2015	2014
Net income	$23,293	$9,487	$4,493
Provision for income taxes	17,040	7,337	2,921
Interest expense, net	34,072	34,017	34,025
Transaction costs	844	1,739	217
Depreciation and amortization	23,976	25,353	28,558
Stock-based compensation	4,253	4,278	37,739
Impairment of FCC licenses	—	1,680	—
Impairment on investment	4,236	—	—
(Repurchase) and cancellation of debt	(546)	30,305	—
Other(a)	(383)	(11,636)	307
Adjusted EBITDA	$106,785	$102,560	$108,260
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended December 31, 2016 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
Net (loss) income	$(1,383)	$5,602	$15,863	$3,211	$23,293
(Benefit) provision for income taxes	(907)	3,683	10,493	3,771	17,040
Interest expense, net	8,565	8,881	8,294	8,332	34,072
Transaction costs	169	181	256	238	844
Depreciation and amortization	6,123	6,003	5,686	6,164	23,976
Stock-based compensation	252	204	206	3,591	4,253
Impairment on investment	—	—	4,236	—	4,236
(Repurchase) and cancellation of debt	(34)	(427)	—	(85)	(546)
Other(a)	(815)	1,123	(374)	(317)	(383)
Adjusted EBITDA	$11,970	$25,250	$44,660	$24,905	$106,785
(a) Other includes net (gain) loss on sale of assets and other (income) expense, net.